Exhibit 99.1

IntelGenx Announces Update to Settlement of U.S. Patent Litigation Related to Forfivo XL®

Saint Laurent, Quebec - November 26, 2014 - IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT) ("IntelGenx") today announced that it has settled its Paragraph IV litigation with Wockhardt Bio AG related to IntelGenx' Forfivo XL® 450 mg tablets.

Under the terms of the settlement, Wockhardt has been granted the rights, with effect from January 15, 2018, to be the exclusive marketer and distributor of an authorized generic of Forfivo XL® in the U.S.

The Company will hold a call to discuss the settlement on Wednesday, December 3, 2014 at 10:00 AM ET. A live broadcast of the call will be available through the Company's website at www.intelgenx.com. Following the live call, a replay will be available on the Company's website, www.intelgenx.com, under "Investor Relations".

Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: IntelGenx Management Update Call
Webcast Registration: CLICK HERE

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

Investor Contact:

COCKRELL GROUP
T: 877.889.1972
investorrelations@thecockrellgroup.com
cockrellgroup.com

Company Contact:

Paul A. Simmons
Chief Financial Officer
IntelGenx Technologies Corp.
T: +1 514-331-7440
F: +1 514-331-0436
www.intelgenx.com